FOR IMMEDIATE RELEASE                           Contact: Glenn Bozarth
February 7, 1996                                         Mattel, Inc.
                                                         (310) 252-3521




       MATTEL SALES AND EARNINGS UP SHARPLY IN QUARTER, RESULTING IN
              SEVENTH CONSECUTIVE YEAR OF RECORD PERFORMANCE

                      STOCK SPLIT, DIVIDEND INCREASE
             AND INCREASED SHARE REPURCHASE PROGRAM ANNOUNCED
       -------------------------------------------------------------

LOS ANGELES, February 7 -- Mattel, Inc. today reported 1995 net income of $358 million or $1.58 per share, up 18 percent from $303 million or $1.33 per share before a charge to earnings that reduced 1994 net income to $256 million. Net sales for 1995 reached $3.64 billion, a 14 percent increase from $3.20 billion in 1994.

     Results for the year were bolstered by a very strong fourth quarter, with net income increasing 25 percent to $112 million or $.50 per share, versus $89.7 million or $.39 per share before a charge that reduced net income in the 1994 quarter to $42.9 million. Net sales for the 1995 quarter were $1.16 billion, an increase of 12 percent from $1.03 billion in the year-ago quarter.

     "1995 became the seventh consecutive year in which we have reported record sales and earnings performance," John W. Amerman, Mattel's chairman and chief executive officer, said. "This performance was accomplished despite substantial price increases implemented by resin and packaging material suppliers. In addition, the negative impact of a sluggish worldwide economic


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climate had to be addressed," he said.  "Despite these obstacles, we demonstrated that our strategic approach -- involving a core brand focus and financial discipline -- can provide stability and predictability on a long-term basis.

     "Strong consumer demand led to an excellent sell-through for our core brands of Barbie, Fisher-Price, Disney and Hot Wheels," Amerman said.
"This puts us in an excellent position going into 1996. Additionally, retailer reaction has been outstanding during early showings of new products that will officially debut at American International Toy Fair next week. These factors give us confidence that Mattel's strong momentum will continue in 1996."

     The company also announced that the Mattel, Inc. board of directors has declared a five-for-four split of the company's common stock, providing the equivalent of a 25 percent dividend increase, and has increased its share repurchase program to include authorization to buy back an average of seven million shares annually. As a result of the stock split, shareholders will receive one additional share of Mattel common stock for every four shares they hold as of the February 16, 1996 record date, with shares scheduled to be issued on March 1, 1996.

     "Mattel management views the enhancement of shareholder value as a top priority, and we will continue to take actions that will directly benefit our shareholders, while demonstrating our confidence in the future of Mattel," Amerman said.

     Mattel, Inc. is the worldwide leader in the design, manufacture and marketing of children's toys. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 140 nations throughout the world.



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
                                       MATTEL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF INCOME


                                                      FOR THE                  FOR THE
                                                THREE MONTHS ENDED           YEAR ENDED
                                             ------------------------  ------------------------
                                               Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
(In thousands, except per share amounts)         1995         1994         1995         1994
----------------------------------------     -----------  -----------  -----------  -----------
Net Sales                                    $ 1,155,284  $ 1,030,409  $ 3,638,812  $ 3,205,025
  Cost of sales                                  574,785      510,475    1,849,650    1,603,522
                                             -----------  -----------  -----------  -----------
Gross Profit                                     580,499      519,934    1,789,162    1,601,503

  Advertising and promotion expenses             216,824      189,547      584,497      516,485
  Other selling and administrative expenses      170,286      160,437      603,061      536,443
  Mattel restructuring costs (a)                       -       72,000            -       72,000
  Other (income) expense, net                      8,282       16,927       (4,887)      27,494
                                             -----------  -----------  -----------  -----------
Operating Profit                                 185,107       81,023      606,491      449,081
  Interest expense                                21,785       17,562       73,589       55,449
                                             -----------  -----------  -----------  -----------
Income Before Income Taxes                       163,322       63,461      532,902      393,632
  Provision for income taxes                      51,300       20,600      175,100      137,800
                                             -----------  -----------  -----------  -----------
Net Income                                   $   112,022  $    42,861  $   357,802  $   255,832
                                             ===========  ===========  ===========  ===========

   Net Income Per Share (b)                  $      0.50  $      0.19  $      1.58  $      1.12
                                             ===========  ===========  ===========  ===========

Average Number of Common and Common
  Equivalent Shares Outstanding (b)              224,733      224,493      224,812      223,939
                                             ===========  ===========  ===========  ===========


                              MATTEL, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEETS


                                                          Dec. 31,      Dec. 31,
(In thousands)                                              1995          1994
--------------                                          -----------   -----------
ASSETS
  Cash and marketable securities                        $   483,457   $   259,681
  Accounts receivable, net                                  679,283       762,024
  Inventories                                               350,841       339,143
  Prepaid expenses and other current assets                 177,238       182,675
                                                        -----------   -----------
    Total current assets                                  1,690,819     1,543,523

  Property, plant and equipment, net                        499,314       415,921
  Other assets                                              505,376       499,582
                                                        -----------   -----------
    Total Assets                                        $ 2,695,509   $ 2,459,026
                                                        ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable, net                                    $    15,520   $         -
  Current portion of long-term liabilities                   33,215         3,095
  Accounts payable and accrued liabilities                  660,763       748,392
  Income taxes payable                                      138,183       164,394
                                                        -----------   -----------
    Total current liabilities                               847,681       915,881

  Long-term debt                                            260,868       264,483
  Medium-Term notes                                         220,000       110,500
  Other long-term liabilities                                91,791        82,472
  Shareholders' equity                                    1,275,169     1,085,690
                                                        -----------   -----------
    Total Liabilities and Shareholders' Equity          $ 2,695,509   $ 2,459,026
                                                        ===========   ===========

(a) Represents a nonrecurring charge in connection with the consolidation of manufacturing operations and the reduction of headquarters expense and support functions worldwide. The related tax benefit of $25.2 million is included in the provision for income taxes.
(b) Share and per share data do not reflect the effect of a 5/4 stock split declared February 6, 1996.
